UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GIDDY-UP PRODUCTIONS, INC.
(Exact name of registrant as specified in charter)

Nevada	20-0853182
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

409 – 903 19th Avenue SW Calgary, Alberta	T2T OH8
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [  ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:  Form S-1; SEC File Number: 333-148076.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.0001
(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (File Number:  333-14807) is incorporated by reference into this registration statement.

ITEM 2.	EXHIBITS.

 The following Exhibits are incorporated herein by reference from the Registrant's Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-14807 on February 22, 2008.  Such exhibits are incorporated herein by reference pursuant to Rule 12b-32:

Exhibit No.	Document Description

3.1	Articles of Incorporation.
3.2	Bylaws.
51	Legal Opinion
10.1	Assignment of Copyright dated August 31, 2007
10.2	Promissory Noted dated November 12, 2007
23.1	Consent of Accountant
23.2	Consent of Counsel (contained in Exhibit 5.1)
99.1	Specimen Subscription Agreement

SIGNATURES

 In accordance with Section 12 of the Exchange Act of 1934, the Registrant duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30th day of October, 2009.

GIDDY-UP PRODUCTIONS, INC.

Date: October 30, 2009	By:	/s/ Zoltan Nagy
Zoltan Nagy, President and C.E.O.